SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

HPC POS SYSTEM, CORP.

NEVADA	333-149188	26-0857573
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o House of Mohan Corporation 6409 Lake Meadow Drive, Burke, VA	22015
(Address of principal executive officers)	(Zip Code)

703-283-9736
(Registrant’s telephone number, including area code)

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . .     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     . .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sales of Equity Securities

On January 4, 2012, HPC POS System, Corp. (the “Company”) issued the following shares of restricted common stock:

Melvin W. Coles, Chairman and President, received 31,467,500 shares for services. This issuance will be considered compensation of $1,101,363 and be recorded as an expense during the three months ending March 31, 2012.

In April 2011 the Company entered into consulting agreements with two individuals, who are each minority stockholders, calling for financial and marketing services. These agreements call for aggregate consulting fees of $15,000 per month plus reimbursement for reasonable expenses. The Company issued 5,000,000 shares of common stock to these individuals to satisfy a portion ($5,000) of the accrued expenses due to them. The issuance terms resulted in an issuance price of $.001 per share. The Company will record additional compensation expense of $170,000 during the three months ending March 31, 2012 in connection with the issuance of these shares.

The Company issued an aggregate of 200,000 shares of common stock to two unrelated individuals for services and will record additional compensation expense of $7,000 during the three months ending March 31, 2012 in connection with the issuance of these shares.

Following the share issuances on January 4, 2011, there were 239,400,000 shares of common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report.

Exhibits -None

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

January 12, 2012

HPC POS SYSTEM, CORP.

(Registrant)

/s/ Melvin C. Coles

By: MELVIN C. COLES, PRESIDENT

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